CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements of NeWave, Inc. (formerly, Utah Clay Technology, Inc.) with respect to the financial statements of NeWave, Inc. (formerly, Utah Clay Technology, Inc.) included in this Annual Report (Form 10-KSB) for the year ended December 31, 2003.



/S/  Kabani  &  Company,  Inc.
-----------------------------
Kabani  &  Company,  Inc.
Fountain  Valley,  California

April  12,  2004